Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 1

Dated as of June 4, 2007

Between

KANSAS CITY POWER & LIGHT COMPANY

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
As Trustee

Creating 5.85% Notes Due 2017

THIS SUPPLEMENTAL INDENTURE NO. 1 (the “Supplemental Indenture”), dated as of June 4, 2007, between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (“Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (“Trustee”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 1, 2007 (the “Original Indenture” and, as supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Notes.

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Notes to be designated as the “5.85% Notes due 2017” (the “2017 Notes”), the form and substance of the 2017 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture.

WHEREAS, Section 2.05 of the Original Indenture provides that various matters with respect to any series of Notes issued under the Indenture may be established in an indenture supplemental to the Indenture.

WHEREAS, Section 13.01(a)(3) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Notes of any series as permitted by Sections 2.01 and 2.05 of the Original Indenture.

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

1.01           Relation to Indenture.  This Supplemental Indenture No. 1 constitutes an integral part of the Original Indenture.

1.02           Additional Definitions.  For all purposes of this Supplemental Indenture No. 1, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2017 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2017 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one such Reference Treasury Dealer Quotation is received, such quotation.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which is presently 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration; telecopy:  (312) 827-8542.

“Maturity Date” has the meaning set forth in Section 1.03.

“Note Registrar” means The Bank of New York Trust Company, N.A., hereby appointed as an agency of the Company in accordance with Section 6.02 of the Original Indenture.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) Banc of America Securities LLC (or its affiliate that is a primary U.S. government securities dealer (“Primary Treasury Dealer”)) and one other Primary Securities Dealer selected by Wachovia Capital Markets, LLC, or their respective successors, provided, however, that if either of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“2017 Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture No. 1.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 1.

ARTICLE ONE

The Series of Notes

1.01           Title of the Notes. The 2017 Notes shall be designated as the “5.85% Notes due 2017.”

1.02           Limitation on Aggregate Principal Amount.  The Trustee shall authenticate and deliver 2017 Notes for original issue on the Issue Date in the aggregate principal amount of $250,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 2.01(a) and 2.05(c) of the Original Indenture.  Such order shall specify the amount of the 2017 Notes to be authenticated, the date on which the original issue of 2017 Notes is to be authenticated and the name or names of the initial holder or holders.  The aggregate principal amount of 2017 Notes that may initially be outstanding shall not exceed $250,000,000; provided, however, that the authorized aggregate principal amount of the 2017 Notes may be increased above such amount without the consent of the holders of any then outstanding 2017 Notes by a Board Resolution authorizing such increase.

1.03           Stated Maturity.  The Stated Maturity of the 2017 Notes shall be June 15, 2017 (the “Maturity Date”).

1.04           Interest and Interest Rate.

(a)           The 2017 Notes shall bear interest at the rate of 5.85% per annum, from and including their Original Issue Date of June 4, 2007, or from the most recent Interest Payment Date (as defined below) to which interest has been paid to, but excluding, the Maturity Date.  Such interest shall be payable semiannually in arrears, on the Interest Payment Dates of June 15 and December 15 in each year, commencing December 15, 2007.  Interest accrued on the 2017 Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b)           The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the 2017 Notes (or one or more predecessor securities) are registered on the Regular Record Date for such Interest Payment Date, being the close of business on the immediately preceding June 1 and December 1, as the case may be, whether or not such day is a Business Day.

1.05           Place of Payment.  Principal and interest payments on the 2017 Notes will be made by the Company to The Depository Trust Company (the “DTC”) while it is the depository for the 2017 Notes, or if DTC shall cease to be the depositary for the 2017 Notes, to the Trustee at its offices, as paying agent.

1.06           Place of Registration or Exchange; Notices and Demands With Respect to the 2017  Notes.  The place where the holders of the 2017 Notes may present the 2017 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2017 Notes shall be the Corporate Trust Office of the Trustee.

1.07           Global Notes.

(a)           2017 Notes shall be issuable in whole or in part in the form of one or more permanent Global Notes in definitive, full registered, book-entry form, without interest coupons. The Global Note shall be deposited on its issuance date with, or on behalf of, the Depositary.

(b)           The Depository Trust Company shall initially serve as Depositary with respect to the Global Note.  Such Global Note shall bear the legend set forth in the form of Note attached as Exhibit A.

1.08           Form of Securities.  The Global Note shall be substantially in the form attached as Exhibit A.

1.09           Note Registrar.  The Trustee shall initially serve as the Note Registrar for the 2017 Notes.

1.10           Sinking Fund Obligations.  The Company shall have no obligation to redeem or purchase any 2017 Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

1.11           Additional 2017 Notes.  Notwithstanding anything to the contrary in the Indenture, the Company shall not issue additional 2017 Notes after June 4, 2007 unless the Company has delivered an Opinion of Counsel to the Trustee confirming that the Holders of the outstanding 2017 Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such additional 2017 Notes were not issued.

ARTICLE TWO

Optional Redemption of the 2017 Notes

2.01           Redemption Price.  The Company shall have the right to redeem the 2017 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(i)           100% of the principal amount of the 2017 Notes to be redeemed or

(ii)           the sum of the present values of the remaining scheduled payments of principal and interest on the 2017 Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points,

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

ARTICLE THREE

Miscellaneous Provisions

3.01           The Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

3.02           This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

3.03           THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH 2017 NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

3.04           If any provision in this Supplemental Indenture No. 1 limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

3.05           In case any provision in this Supplemental Indenture No. 1 or the 2017 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.06           The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the proper authorization or due execution hereof or of the 2017 Notes by the Company or as to the validity or sufficiency of this Supplemental Indenture No. 1 or the 2017 Notes.  The Trustee shall not be accountable for the use or application by the Company of the 2017 Notes or the proceeds of the 2017 Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first above written.

KANSAS CITY POWER & LIGHT COMPANY

By __/s/ Michael W. Cline__________________
      Michael W. Cline
      Treasurer

[CORPORATE SEAL]

ATTEST:

_/s/ Mark G. English___________
Mark G. English
Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
    Trustee

By _/s/ M. Callahan______________________
     Name:  M. Callahan
     Title:    Vice President

STATE OF MISSOURI )
)   ss.
COUNTY OF JACKSON )

On the 4th day of June, 2007, before me personally came Michael W. Cline, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

____________________________

Notary Public

STATE OF MISSOURI	)
)   ss.
COUNTY OF JACKSON	)

On the 4th day of June, 2007, before me personally came Mark G. English, to me known, who, being by me duly sworn, did depose and say that he is Assistant Secretary of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

_____________________________

Notary Public

Exhibit A

[FORM OF NOTE]
[Certificated Note]

[For as long as this Global Note is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.]  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Kansas City Power & Light Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

KANSAS CITY POWER & LIGHT COMPANY

5.85% Notes due 2017

Interest Rate:  5.85% per annum Principal Sum $______________
Maturity Date:  June 15, 2017                                                                                                                       CUSIP No. 485134 BJ8
Registered Holder:  _________________

KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from June 4, 2007, or from the most recent Interest Payment Date to which interest has been duly paid or provided for, initially on December 15, 2007, and thereafter semi-annually on June 15 and December 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for.  The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the June 1 or December 1, as the case may be (whether or not such day is a Business Day), immediately preceding that Interest Payment Date, except as otherwise provided in the Indenture.

The principal and interest payments on this Note will be made by the Company to the registered holder named above.  All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued under an Indenture, dated as of May 1, 2007, as supplemented by Supplemental Indenture No. 1, dated as of June 4, 2007 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instruments), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture).  Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Notes, and the terms on which the Notes are authenticated and delivered.  This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution authorizing such increase.

The Company shall have the right to redeem the Notes of this series, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.

For purposes of determining the redemption price:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2017 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2017 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one such Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) Banc of America Securities LLC (or its affiliate that is a primary U.S. government securities dealer (“Primary Treasury Dealer”)) and one other Primary Securities Dealer selected by Wachovia Capital Markets, LLC, or their respective successors, provided, however, that if either of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer and (2) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If an Event of Default shall have occurred and be continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture.  Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Notes if all Events of Default with respect to the Notes (other than the non-payment of principal of the Notes which shall have become due by such declaration) shall have been remedied.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Notes, or modifying in any manner the rights of the holders of the Notes;  provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of any Notes, or reduce the rate thereon or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or change the coin or currency  in which principal of any Note or any premium or interest thereon is payable, or change the date on which any Note may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal or any premium or interest on any Note, in each case, without the consent of each holder of each Note so affected, or (ii) reduce the aforesaid principal amount of the Notes, the holders of which are required to consent to any such supplemental indenture, or to reduce the percentage of Notes, the holders of which are required to waive Events of Default, in each case without the consent of the holders of all Notes affected thereby then outstanding.  The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Notes of any series at the time outstanding, evidenced as in the Indenture provided, to waive on behalf of all of the holders of the Notes of such series certain past defaults under the Indenture and their consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein provided.

This Note is issuable as a registered Note only, in the denomination of $1,000 and any integral multiples of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

As provided in the Indenture, this Note is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose.  Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

The Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereof made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as party of the consideration for the issue hereof, expressly waived and released.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

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IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the President and Chief Executive Officer and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

KANSAS CITY POWER & LIGHT COMPANY

By:
William H. Downey
(SEAL)	President and Chief Executive Officer

By:
Michael W. Cline
Treasurer

Dated:  ___________

Attest:

Mark G. English
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated
herein issued under the Indenture described herein.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:________________________________
Authorized Signatory

Dated: ___________

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